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                                                                    EXHIBIT 10.7

                        ADMINISTRATIVE SERVICES AGREEMENT

            THIS AGREEMENT is made as of the 1st day of January, 2006 among (1) ALLIED WORLD ASSURANCE COMPANY, LTD, a company organized under the laws of Bermuda (the "Operating Company"), (2) ALLIED WORLD ASSURANCE HOLDINGS, LTD, a company organized under the laws of Bermuda (the "Holding Company"), which owns all the issued shares of the Operating Company, (3) ALLIED WORLD ASSURANCE HOLDINGS (IRELAND) LTD, a company organized under the laws of Bermuda ("AWAH IRE"), and (4) AMERICAN INTERNATIONAL COMPANY LIMITED, a company organized under the laws of Bermuda ("AICL").

                               W I T N E S S E T H

          WHEREAS, the Operating Company, the Holding Company and AWAH
IRE (collectively, the "Companies" and each individually a "Company"); and

          WHEREAS, the Companies desire that AICL provide the Companies with certain services, and AICL is willing to provide such services, all subject to the terms and conditions hereinafter provided.

                    NOW, THEREFORE, it is agreed as follows:

1.    Services to be Provided

1.1 AICL shall, in Bermuda only, provide the services described in paragraph 1 of Schedule 1 hereto, and for the avoidance of doubt the services described in paragraph 2 of Schedule 1 hereto are specifically excluded and AICL shall not be required to provide any such excluded services.

      To the fullest extent practicable, AICL shall provide the services described in paragraph 1 of Schedule 1 hereto through consultants and/or temporary staff in either case acting under the supervision and direction of AICL and the costs and expenses incurred by AICL relating thereto shall be reimbursed to AICL by the Companies as provided in Section 2.2 below. The number and experience of such consultants and temporary employees shall be mutually agreed between AICL and the Companies.

      Without prejudice to the rights of AICL under this Agreement (including under Section 2.1 hereof), the Companies shall not be required to obtain any services, including those described above, from AICL or be prohibited from obtaining such services from parties other than AICL, provided that the Companies shall obtain the prior written consent of AICL to retain any party other than AICL to provide any services that require access to AICL's facilities or network and that are the subject of this Agreement, such consent not to be unreasonably withheld or delayed.

1.2 During the term of this Agreement, AICL shall perform all of its obligations under this Agreement: (i) to the best of its professional ability; and (ii) with that degree of knowledge, skill and judgment which is exercised by it with respect to its own business and the business of its parent and insurance and reinsurance affiliates.

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1.3   AICL shall comply with all applicable laws, rules and regulations in respect of all activities conducted by it under this Agreement.

1.4 AICL leases premises in Sophia House at Church Street, Hamilton, Bermuda, The Perry Building at Church Street, Hamilton, Bermuda and Chevron House at Church Street, Hamilton, Bermuda, which the Companies currently occupy. During the term of this Agreement, the Companies shall be entitled to continue to occupy those premises and in consideration therefor shall reimburse AICL for all rents, costs and expenses paid or incurred by AICL in respect of such premises. AICL shall invoice the Companies for such rents, costs and expenses on a monthly basis and the Companies shall promptly reimburse AICL upon receipt of any such invoice. If, during the term of this Agreement the Companies wish to vacate the said premises, the Companies shall give AICL not less than ninety (90) days prior written notice of their intention to do so.

2.    Payment and Reimbursement of Service Fees and Costs

2.1 As remuneration for the services provided under this Agreement, the Companies shall (in addition to the reimbursement of the costs and expenses described in Sections 1.1, 1.4, and 2.2 hereof) pay to AICL a fee of $20,000 per month to be payable monthly in advance on the first business day (that is a day that banks in Bermuda are open for business) of each calendar month, provided that if the term of this Agreement is extended beyond September 30, 2006 in accordance with the provisions of
      Section 3.1 below, the Companies shall (in addition to the costs and expenses described in Sections 1.1, 1.4 and 2.2 hereof) pay to AICL a monthly fee of $50,000 payable in the same manner described above.

2.2 In addition to monthly invoices for fees and in addition to invoices for the rents, fees and expenses payable pursuant to section 1.4, AICL shall issue, each month, a separate invoice for any of the following costs and expenses incurred by AICL:

            (a)   the actual costs of telephone calls;

            (b)   the applicable fees charged by Quantum Communications Limited;

            (c) any and all fees and expenses incurred in connection with the engagement of consultants and/or the employment of temporary employees by AICL as contemplated by section 1.1 above; and

            (d)   such additional fees and expenses agreed between the parties.

      The Companies shall pay the amount of or otherwise reimburse AICL for any such costs promptly upon receipt of any such invoice therefor.

3.    Term and Termination of Agreement

3.1 The term of this Agreement (the "Term") shall commence effective as of January 1, 2006 and shall continue in force until September 30, 2006, provided that the Companies may on not less than 30 days' prior written notice to AICL extend the term of this Agreement

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      for an additional period not to extend beyond December 31, 2006.
      Notwithstanding the foregoing, the Companies may terminate this Agreement
      (i) upon 30 days' prior written notice to AICL (save in respect of Section
      1.4 in which case the notice provisions of that Section shall apply in respect of the matters the subject thereof) and (ii) at any time for Company Cause (as defined in Section 3.2(a) of this Agreement), and AICL may terminate this Agreement at any time for AICL Cause (as defined in Section 3.2(b) of this Agreement).

3.2 (a) This Agreement may be terminated by the Companies, immediately upon the lapse of any applicable cure period, by notice served on AICL if: (i) AICL commits a material breach of its obligations under this Agreement, which breach shall have continued without having been cured for a period of 60 days after notice thereof from the Companies; (ii) AICL or any of its principals is engaging or has engaged during the term of this Agreement in fraud or dishonesty or any act involving moral turpitude;
      (iii) a distress, execution, sequestration or other process is levied or enforced upon the property of AICL which is not discharged within 30 days;
      (iv) AICL is unable to pay its debts in the normal course of business, which inability shall have continued for a period of 30 days; (v) AICL ceases or threatens to cease, wholly or substantially, to carry on its business; (vi) an encumbrancer takes possession of, or a receiver or trustee is appointed over the whole or any part of the undertaking, property or assets of AICL; (vii) an order is made or a resolution is passed for the winding-up of AICL; or (viii) American International Group, Inc. ceases to own, directly or indirectly, interests representing more than 50% of the voting interests in AICL (any of the foregoing (i) -
      (viii) of this paragraph (a), "Company Cause").

(b) This Agreement may be terminated by AICL, immediately upon the lapse of any applicable cure period, by notice served on the Holding Company if:
      (i) any of the Companies commits a material breach of its obligations under this Agreement, which breach shall have continued without having been cured for a period of 60 days after notice thereof from AICL; (ii) a distress, execution, sequestration or other process is levied or enforced upon any of the properties of the Companies which is not discharged within 30 days; (iii) any of the Companies are unable to pay their debts in the normal course of business, which inability shall have continued for a period of 30 days; (iv) the Operating Company ceases or threatens to cease, wholly or substantially, to carry on its business; (v) an encumbrancer takes possession of, or a receiver or trustee is appointed over the whole or any part of the undertaking, property or assets of either the Holding Company or the Operating Company; (vi) an order is made or a resolution is passed for the winding-up of either the Holding Company or the Operating Company; or (vii) the shareholders of the Holding Company as of the date hereof, taken together, cease to own, directly or indirectly, interests representing more than 50% of the voting interests in the Holding Company (except in the case of an initial public offering) (any of the foregoing (i) - (vii) of this paragraph (b), "AICL Cause").

3.3 If this Agreement is terminated, any fees and/or expenses payable under Sections 1.4 and/or 2 of this Agreement shall be prorated to the effective date of termination.

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4.    Representations and Warranties

4.1   Representations and Warranties of AICL

      AICL represents and warrants as of the date hereof as follows: (i) AICL is a company duly incorporated, validly existing and in good standing under the laws of Bermuda; (ii) the execution, delivery and performance by AICL of this Agreement are within AICL's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (a) AICL's memorandum of association or bye-laws; or (b) law or any regulation or contractual restriction binding on or affecting AICL; (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by AICL of this Agreement except for such filings with, and approvals of such governmental authorities as will have been made and obtained prior to the date of this Agreement; and (iv) this Agreement is the legal, valid and binding obligation of AICL enforceable against AICL in accordance with its terms.

4.2   Representations and Warranties of the Companies

      Each of the Companies represents and warrants as of the date hereof as follows: (i) it is a company duly formed, validly existing and in good standing under the laws of Bermuda; (ii) the execution, delivery and performance by it of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene
      (a) its memorandum of association or bye-laws; or (b) law or any regulation or contractual restriction binding on or affecting it; (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by it of this Agreement except for such filings with, and approvals of such governmental authorities as will have been made and obtained prior to the date of this Agreement; and (iv) this Agreement is its legal, valid and binding obligation enforceable against it in accordance with the terms of this Agreement.

5.    Right of the Companies to Inspect Records

5.1 AICL shall keep, in a manner and form approved by or acceptable to the Operating Company, true and complete books and records of all the Operating Company's business conducted under and pursuant to this Agreement.

5.2 AICL shall maintain all Books and Records with regard to the Operating Company's business separately from the records of its other businesses, provided that AICL may use identical computer and other systems so long as information with regard to the Operating Company is maintained separately and in an identifiable manner. The Operating Company shall have the right at all times during AICL's business hours, and at its own expense, to inspect the Books and Records of AICL (or any entity employed by AICL for any such purpose) relating to the services provided hereunder. The term "Books and Records" shall mean all materials, books and records and data in whatever form or medium (i) furnished by the Companies to AICL in connection with the performance by

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      AICL of its obligations under this Agreement; (ii) generated by AICL in connection with the performance by AICL of its obligations under this Agreement; or (iii) that in any way pertain to the performance of the obligations of AICL under this Agreement, including books of account, insurance and reinsurance policies and contracts entered into by any of the Companies and all correspondence related thereto, underwriting files, claim and reserving files, data on premium and claim payments and any and all materials, books and records and data relating to Companies' business.

6.    Ownership of Books and Records by the Companies

6.1 All Books and Records kept by AICL in connection with the Operating Company's business managed by AICL shall be and remain the sole property of the Companies and will remain the property of the Companies following termination of this Agreement, including all databases maintained by AICL relating to the Companies' accounting, insurance or other records and whether or not such data is maintained on information systems owned by AICL or the Companies or neither. All such Books and Records shall be delivered to the Companies upon termination of this Agreement.

6.2   The Companies shall maintain such Books and Records for a period of ten
      (10) years or for the period as may be required under their respective records retention policies if longer or for such longer period of time as may be required by law or any applicable court order and AICL shall have reasonable access to and the right to inspect and copy at its own expense, such Books and Records during such period for (i) AICL's preparation of tax returns, including, but not limited to, any inquiries by any governmental or regulatory authority in respect of the taxes of AICL, (ii) AICL's response to any claims, lawsuits, legal proceedings or investigations or (iii) any audit purposes.

6.3 Notwithstanding any other provision of this Section 6 or this Agreement generally, AICL shall have the right to retain, at its own expense, a copy of any Books and Records and any original computer back-up tapes which contain information relating to both the business and operations of AICL or its affiliates and the Companies; provided that AICL shall maintain such Books and Records and tapes for a period of ten (10) years or for the period as may be required under its records retention policy if longer or for such longer period of time as may be required by law or any applicable court order and further provided that the Companies, at their own expense, shall have reasonable access to and the right to inspect and make a copy of such copy of the Books and Records and original tapes to the extent they relate to the business and operations of any of the Companies or to respond to any tax matters, claims, lawsuits, legal proceedings, investigations or audit matters.

7.    Confidentiality

7.1 AICL hereby acknowledges that, as a result of its performance of services for the Companies under this Agreement, it may acquire non-public information with respect to the Companies and their respective affairs, including: (a) information relating to the business, finances, methods of operation, business plans, marketing strategies and other information relating to the Companies and customers of the Companies; and (b) other

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      trade secrets and proprietary information of the Companies (hereinafter collectively referred to as "Confidential Information").

7.2 During the Term and at all times thereafter, AICL shall, and shall cause each of its directors, officers, employees and agents (such persons, collectively "Covered Persons") to, keep confidential (to the extent required hereby) all Confidential Information that any of them may obtain and to not use such Confidential Information for any purpose other than in the course of the performance of this Agreement.

7.3 The foregoing restrictions shall not apply with respect to any Confidential Information (i) previously known to AICL through a source not bound by any obligation to keep the Confidential Information confidential,
      (ii) lawfully obtained by AICL, other than in its capacity as the provider of services to the Companies under this Agreement, from sources not bound by any obligation to keep such Confidential Information confidential, or
      (iii) the disclosure of which to any Covered Person is necessary to carry out the purposes of this Agreement, provided, however, that such disclosure referred to in this clause (iii) shall be limited to the extent reasonably necessary to protect the rights of the Companies with respect to its Confidential Information, and that as a condition to disclosing any Confidential Information to any person who is not bound by a duty of confidentiality to AICL and its clients, AICL shall require that such person enter into a confidentiality agreement with the Companies on terms satisfactory to the Companies. In addition, notwithstanding anything to the contrary provided in this Agreement, the restrictions upon use and disclosure of information under this Section 7 shall not apply to any information developed by, and/or provided to the Companies or AICL by, American International Group, Inc. (to the extent that American International Group, Inc. is not subject to any confidentiality obligation to the Companies with respect thereto) or any of its affiliates (to the same extent) other than information generated by AICL in connection with the performance by AICL of its obligations under this Agreement.

7.4 AICL may disclose any Confidential Information if and as required as a result of any governmental investigation, court order, subpoena, deposition, interrogatory, request for documents, civil investigative demand, or similar legal duress, and to the extent reasonably necessary for AICL or any of its affiliates to comply with applicable securities laws and regulations and stock exchange requirements and the applicable regulations of other regulatory agencies having jurisdiction over AICL or any of its affiliates.

7.5 Notwithstanding anything provided in this Section 7, Confidential Information may be disclosed with the prior written consent of the Board of Directors of the Holding Company or the Operating Company, as the case may be.

8.    Indemnification

8.1 The Companies hereby, jointly and severally, indemnify and hold AICL and each of its directors, officers, servants, agents and employees (collectively, "AICL Indemnitees"), harmless from and agree to defend each of them from and against all and any manner of liabilities, suits, claims, damages and expenses ("Losses") arising out of or in connection with the performance by AICL of its obligations hereunder (other than those Losses that

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      are the result of willful misconduct, bad faith or gross negligence on the part of any of the AICL Indemnitees, with respect to which AICL shall remain liable).

8.2   Indemnification Procedures

(a) In the case of any claim asserted by a third party against a party entitled to indemnification under this Section 8 (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any Litigation resulting therefrom, provided that: (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party's expense; and (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced by way of any forfeiture of rights or defenses or otherwise as a result of such failure to give notice.

(b) Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. The parties shall cooperate in the defense of any claim or litigation brought under this Section 8.2 and the records of each shall be available to the other with respect to such defense.

8.3 The Companies shall maintain insurance coverage of the kinds and in the amounts that is appropriate for their businesses. AICL shall be an additional named insured on the Companies' comprehensive liability insurance. The Companies shall deliver to AICL a certificate of insurance with respect thereto. Said insurance shall provide that it cannot be amended or canceled without the insurer first giving AICL not less than 60 days' prior written notice thereof.

8.4 AICL shall maintain insurance coverage of the kinds and in the amounts that is appropriate for its business, including errors and omissions liability insurance coverage.

9.    Arbitration

      Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be submitted to a panel of three arbitrators. Each party shall appoint an arbitrator and the two arbitrators so appointed will appoint a third arbitrator who shall act as the umpire of the panel. Each such arbitrator shall be a current or former senior business or company manager but shall not be associated with any of the parties to this

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      Agreement. Any arbitration hereunder shall take place in Bermuda, and shall be conducted in accordance with the Rules of The Bermuda International Conciliation and Arbitration Act 1993, as it may be amended or re-enacted from time to time. The decision of a majority of the arbitrators shall be in writing, shall state the reasons for the award, and shall be final and not subject to appeal, and judgment upon the award or determination rendered by the arbitrators may be entered in any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

10.   Notices

      All communications provided for hereunder shall be in writing, and if to the Companies, mailed or delivered to each of the Companies at The Bermuda Commercial Bank Building, 43 Victoria Street, Hamilton, HM 12, Bermuda,
      Attention: President, or if to AICL, mailed or delivered to AICL at its office at American International Building, 29 Richmond Road, Pembroke, Bermuda HM 08, Attention: President, or addressed to either party at any address that such party may hereafter designate by written notice to the other party.

11.   Entire Agreement; Amendment

      This Agreement constitutes the entire agreement between the parties with respect to the provision of administrative services to the Companies by AICL and supersedes and extinguishes any warranty, representation or arrangement previously given or made with respect thereto, other than those expressly set out herein. The express terms hereof supersede any course of performance or usage of the trade. This Agreement may not be amended except in writing signed by each of the parties hereto.

12.   No Waiver

      Neither the failure nor delay on the part of any party in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right or remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

13.   Successors and Assigns

13.1 The provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns. Except to the extent expressly provided for in this Agreement, AICL shall not have the right to assign any of its right, powers and obligations under this Agreement without the prior written consent of the Companies.

13.2 AICL shall not delegate or subcontract any of its obligations to be performed hereunder other than those obligations the delegation or subcontracting of which is expressly

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      contemplated by this Agreement, without the prior consent of the Operating
      Company, provided that the Companies at all times shall have the right (to be exercised in a reasonable manner) to disapprove any delegate or subcontractor (including delegations or subcontracting expressly contemplated hereby) to which AICL has delegated or sub-contracted, or to which AICL proposes to delegate or subcontract, such obligations, and provided, further, that AICL shall remain responsible for the prudent selection of delegates or sub-contractors to which its obligations are delegated pursuant to this Agreement.

14.   Governing Law; Submission to Jurisdiction

      This Agreement shall be governed by and construed in accordance with the laws of Bermuda, without reference to the principles of conflicts of law thereof. If any suit is instituted by any of the parties to enforce any of the terms or conditions of this Agreement, each of the parties hereby submits to the exclusive jurisdiction of and venue in the courts of Bermuda.

15.   Relationship of the Parties

      Each of the Companies and AICL are independent of one another. Nothing in this Agreement shall be deemed to create: (i) a joint venture or partnership between the parties; (ii) a relationship of employer and employee; (iii) a relationship of principal and agent; or (iv) any relationship other than independent parties contracting with each other solely for the purpose of carrying out the provisions of this Agreement.

16.   Counterparts

      This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument, and such counterparts together shall constitute one and the same instrument.

17.   Headings

      The section headings contained herein are for convenience only and shall not alter or limit or define the provisions hereof.

18.   Severability

      In the event that any word, sentence, paragraph, provision, section, subsection or article of this Agreement is found to be void or voidable, the remainder of this Agreement shall nevertheless be legal and binding with the same force and effect as though the void or voidable parts were deleted.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Pembroke, Bermuda on the date first written above.

ALLIED WORLD ASSURANCE HOLDINGS, LTD

By:  /s/  Scott Carmilani
     ---------------------------------
Name:    Scott Carmilani
Title:   President and Chief Executive Officer

ALLIED WORLD ASSURANCE COMPANY, LTD

By:  /s/  Scott Carmilani
     ---------------------------------
Name:    Scott Carmilani
Title:   President and Chief Executive Officer

ALLIED WORLD ASSURANCE HOLDINGS (IRELAND) LTD

By:  /s/  Scott Carmilani
     ---------------------------------
Name:    Scott Carmilani
Title:   Director

AMERICAN INTERNATIONAL COMPANY LIMITED

By:  /s/  S. George Cubbon
     ---------------------------------
Name:    S. George Cubbon
Title:   President

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